Exhibit 3.21

BY-LAWS

OF

R.E. DAILEY & COMPANY

ARTICLE I

Shareholders

Section 1.  Annual Meeting. The annual meeting of the shareholders. of the Corporation shall be held at its office in Southfield, Michigan, or at such other place within or without the State of Michigan as may from time to time be designated by the Board of Directors, on the first Wednesday in June in each year (or if said day be a legal holiday, then on the next succeeding day not a holiday) at 2:00 o’clock, P.M., for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

Section 2.  Special Meetings. Special meetings of the shareholders may be called by the President and shall be called by the President or Secretary at the direction of the Board of Directors or at the request in writing of the holders of at least twenty-five per cent (25%) in amount of the stock, regardless of class, then outstanding and entitled to vote at such meeting, or as may otherwise be provided by law. Such meetings shall be held at the office of the Corporation in Southfield, Michigan, unless otherwise directed by the Board of Directors and stated in the notice of meeting, in which case the meeting maybe held at any place within or without the State of Michigan. Any request for such meeting shall state. the purpose or purposes of the proposed meeting.

Section 3.  Notice of Meetings. Notice of the time, place and purpose of each meeting of the shareholders, signed by the President or a Vice President or the Secretary or an Assistant Secretary and stating the authority upon which issued, shall be served either personally or by mail upon each shareholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the meeting; provided that no notice of adjourned meetings need be given unless the Board of Directors fixes a new record date for the adjourned meeting. If mailed, the notice shall be directed to each shareholder entitled to notice at his-address as it appears on the stock books of the Corporation unless he shall have filed with the Secretary `thereof a written request that notices intended for him be mailed to sane other address, in which case it shall be mailed to the address designated in such request. Such further notice shall be given as may be required by law. Meetings may be held without notice if all shareholders entitled to vote thereat are present in person or by proxy or if notice of the time place and purpose of such meeting is waived by telegram,. radiogram,- cablegram, or other writing, either before or after the holding thereof, by all share-holders not present and entitled to vote at such meeting.

Section 4.  Quorum. The holders of record of a majority of the shares of stock of the Corporation issued and outstanding, regardless of class and entitled to vote thereat, present in person or by proxy, shall, except as otherwise provided by law or by the Articles of Incorporation of the Corporation as from time to time amended, constitute a quorum at all meetings of the shareholders; the shareholders present in person or by proxy at such meetings may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than. a quorum. Whether or not a quorum is present, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time to a future date without further notice other than the announcement at such meeting and when a quorum shall be present upon such adjourned day any business may be transacted which might have been transacted at the meeting as originally called. When the holders of a class or series of shares are entitled to vote separately on an item of business, this section applies in determining the presence of a quorum of such class or series for transaction of the item of business.

Section 5.  Conduct of Meetings. Meetings of the shareholders shall be presided over by a Chairman of the meeting who shall be the Chairman of the Board of Directors or, by the President or, if he is not present, by a Vice President or, if none of the Vice Presidents are present, by a Chairman to be chosen at the meeting. The secretary or an Assistant Secretary of the Corporation or, in their absence, a person. chosen at the meeting shall act as Secretary of the meeting. All elections shall be had and all questions decided by a plurality vote of the shares present or represented at the meeting, unless otherwise provided by law, the Articles of Incorporation, or by these By-Laws.

Section 6.  Voting. Each holder of stock entitled to vote at  any meeting of shareholders shall. have the right to cast one vote in person or by proxy for each share of stock standing in his name. At any election of directors, the entire number of directors to be elected shall be balloted for at one and the same tune and not separately.

Section 7.  Inspectors of Election. Whenever any shareholder present in person or by proxy at a meeting of the shareholders shall request’. the appointment of inspectors, the Chairman of the meeting shall appoint one or more inspectors, who need not be shareholders. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes,- ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the Chairman of the meeting or a share-holder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report is prima facie evidence of the facts stated and of the vote as certified by the inspectors.

Section 8.  Action by Unanimous Written Consent. If and when all the shareholders shall severally or collectively consent in writing to any action to be taken by the Corporation, such consent shall have the same effect as a unanimous vote of shareholders and shall be as valid corporation action as though it had been authorized at an annual or special meeting of the shareholders and the written consent shall be filed with the minutes of the proceedings of the shareholder.

ARTICLE II

Directors

Section 1.  Number, Qualifications and Term of Office.  The property, business and affairs of the Corporation shall be managed by its Board of Directors, to consist of not less than 3 nor more than 9 directors (as may be determined from time to time by the shareholders or the Board of Directors).  Directors need not be shareholders.  The directors shall be elected at the annual meeting of the shareholders in each year and shall hold office, unless sooner displaced, until the next succeeding annual meeting of the shareholders and thereafter until their successors shall be elected and qualified in their stead, or until their resignation or removal.

Section 2.  Quorum.  A majority of the directors then in office shall constitute a quorum for the transaction of business and the action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, except as action by a majority of the directors then in office may be specifically required by other sections of there By-Laws.  A director may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence at the meeting.  If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meting from time to time until a quorum shall have been obtained.

Section 3.  Action by Unanimous Written Consent.  If and when the directors shall severally or collectively consent in writing to any action to be taken by the Corporation wither before or after the action is taken, such action shall be as valid corporate action as though it had been authorized at a meeting of the directors and the written consent shall be filed with the minutes of the proceedings of the Board of Directors.

Section 4.  Vacancies.  Whenever any vacancy shall have occurred in the Board of Directors by reason of death, resignation, removal, increase in the number of directors or otherwise, a majority of the directors then in office, though less than a quorum, may fill such vacancy at any meeting, and the person so elected shall be a director until his successor is elected by the shareholders at the next annual meeting of the shareholders, or at any special meeting duly called for that purpose and held prior thereto.  The resignation of a director shall be effective upon its receipt by the Corporation or a subsequent time as set forth in the notice of resignation. A director or the entire Board of Directors may be removed, with or without cause, by vote of the holders of a majority of shares entitled of directors to vote at an election

Section 5.  Regular Meetings . Regular meetings of the Board of Directors may held with out notice at such times or intervals and at such places within or without the State of Michigan-as may from time to time be determined by resolution of the Board, which resolution may authorize the President to fix the specific date and place of each bf such regular meetings, in which case notice of the time and place of such regular meetings shall be given in the manner hereinafter provided with respect to special meetings of the Board. A regular meeting of the Board shall be held without notice immediately after-the annual meeting of shareholders at the same place as such meeting was held for the purpose of electing or appointing officers for the ensuing year

Section 6.  Special Meetings. Special Meetings of the Board of Directors may be held at any, time or place upon the call of the President or by the President or Secretary at the direction of not less than two directors then in office. Oral, telegraphic or written notice of the time and place of all special meetings of the Board shall be duly served on or sent, mailed or telegraphed to each director not less than 2 nor-more than 10 days before the meeting, but no notice of adjourned meetings need be given Meetings may be held at any time without notice if all the directors are present or if those not present waive notice of the tine, place and purpose of such meeting by telegram, radiogram, cablegram, or other writing, either before or after the holding thereof.

Section 7.  General Powers as to Negotiable Paper. The Board of Directors shall, from time to time, prescribe the manner of making, signature or endorsement of checks, drafts, notes, acceptances, bills of exchange, obligations and other negotiable paper or other instruments for the payment of money and designate the officer or officers, agent or agents, who shall from time to time be authorized to make, sign or endorse the same on behalf of the Corporation.

Section 8.  Powers as to Other Documents. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any conveyance or other instruments in the name of the Corporation, and such authority may be general or confined to specific instances. When the execution of any contract, conveyance, or other instrument has been authorized without specification of the officers authorized to execute, the same may be executed on behalf of the Corporation by the President or any Vice President, and the corporate seal may be thereto affixed and attested by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer.

Section 9.  Compensation.  The directors shall receive such reasonable compensation for their services as may, form time to time, be fixed by resolution of a majority of the Board of Directors then in office.

ARTICLE III

Committees of the Board

Section 1.  Executive Committee.  The Board of Directors, by resolution passed by a majority of the Board of Directors then in office, may designate three or more of their number to constitute an Executive Committee, who, during the intervals between the meetings of the Board of Directors and subject to such limitations as may be required by law or imposed by resolution of the Board of Directors, shall have and may exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except that such Executive Committee shall not have power or authority to:

(a)                                  Amend the articles of incorporation;

(b)                                 Adopt an agreement of merger or consolidation;

(c)                                  Recommend to shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets;

(d)                                 Recommend to shareholders a dissolution of the Corporation or a revocation of a dissolution;

(e)                                  Amend the By-Laws of the Corporation;

(f)                                    Fill vacancies in the Board;

(g)                                 Fix compensation of the directors for service on the Board or on a committee;

(h)                                 Declare a dividend; or

(i)                                     Authorize the issue of shares of stock.

Section 2.  Other Committees.  The Board of Directors, by resolution, may designate one or more of their number to constitute any other committee, who shall have only such powers as are expressly granted to them in such resolution.

Section 3.  Procedure.  All committees, and each member thereof, shall serve at the pleasure of the Board of Directors.  The Board of Directors shall have the power at any time to increase or decrease the number of members of any such committee, to fill vacancies thereon, to change any member thereof, and to change the functions or terminate the existence thereof.  The Board of Directors may designate one or more directors as alternate members of a committee, who may replace an absent or disqualified member at a meeting of the committee.  In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such an absent or disqualified member.  The Executive Committee and all other committees, if the Board of Directors shall not have designated a Chairman thereof, shall elect from their membership a Chairman. All such committees shall elect -a Secretary who need not be a member of the committee and shall keep minutes of all meetings of the committee, which shall be submitted to the succeeding meeting of the Board of Directors for approval. Regular or special meetings of any such committee may be held in like manner as provided in these By-Laws for regular or special meetings of the Board of Directors, and a majority of any such committee shall constitute a quorum at any such meeting.

Section 4.  Committee Action Without Meeting. If and when the members of the Executive Committee or any other committee shall severally or collectively consent in writing to any action authorized to be taken by such committee, either before or after the action is taken, such action shall be as valid committee action as though it had been authorized at a meeting of the committee and the written consents shall be filed with the minutes of-the proceedings of such committee.

ARTICLE IV

Officers

Section 1.  Election or Appointment. The Board of Dissectors as soon as may be after the .annual election of the directors in each year shall elect a Chairman, a President, a Secretary, and a Treasurer of the Corporation. The Board at that time or from time to time may elect one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. The same person may hold any two or more offices, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The Board may also appoint such other officers and agents as it may deem necessary for the transaction of the business of the Corporation.

Section 2.  Term of Office. The term of office of all officers shall commence upon their election or appointment and shall continue until the first meeting of the-Board of Directors following the annual meeting of the shareholders and thereafter until their respective successors are chosen or until their resignation or removal. Any officer may be removed from office at any meeting of the Board of Directors with or without cause, by the affirmative vote of a majority of the directors then in office, whenever in their judgment the business interest of the Corporation will be served thereby. An officer may resign by written notice to the Corporation or at subsequent time specified in the notice of resignation. The Board of Directors shall have per to fill any vacancies in any offices occuring from whatever reason.

Section 3.  Compensation.  The officers of the corporation shall receive such reasonable compensation for their services as may; from time to time, be fixed by the Board of Directors, provided that the compensation of any officer who is also a director shall be fined by a majority of the Board of Directors then in office.

Section 4.  Chairman of the Board. The Chairman of the Board shall be the Chief Executive Office of the Corporation and shall preside at all meetings of the Shareholders and of the Board of Directors at which he is present.

Section 5.  The President. The President shall be the Chief Operating Officer of the Corporation and shall preside at all meetings of the Shareholders and of the Board of Directors in the absence of the Chairman of the Board.

The Chairman and President shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

The Chairman or President, acting singly, shall execute all authorized conveyances, contracts, or other obligations in the name of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to score other officer or agent of the Corporation.

Section 6.  Vice Presidents. The Vice Presidents in the order designated by the Board of Directors or, lacking such a designation, by the President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.

Section 7.  The Secretary. The Secretary shall attend all greetings of the Board and all greetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for committees of the Board when required. He shall give, or cause to be given, notice of all greetings of the shareholders and any meetings of the Board of Directors for which notice may be required, and shall perform such other duties as may be prescribed by the Board of Directors or by the President, under whose supervision he shall act. He shall execute with the President all authorized conveyances, contracts, or other obligations in the name of the Corporation except as otherwise directed by the Board of Directors. He shall keep in safe custody the seal of the Corporation, if any, and affix the same or cause it to be affixed to any instrument requiring it.

Section 8.  The Treasurer. The Treasurer shall have custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation (in case of his death, resignation, or removal from office) of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 9.  Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and the Assistant Treasurers, respectively (in the order designated by the Board of Directors or, lacking such designation, by the President), in the absence of the Secretary or Treasurer, as the case may be, shall perform the duties and exercise the powers of ‘such Secretary or Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

ARTICLE V

Indemnification of Directors and Officers

Section 1.  Third Party Suits. To the extent permitted by Michigan law from time to time in effect and subject to the provisions of this Article V, the Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of-the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to. be in or not opposed to the best interests of the Corporation or its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner. which he reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

Section 2.  Suits by or in Right of the Corporation. To the extent permitted by Michigan law from time to time in effect and subject to the provisions of this Article V, the Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense of settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of. his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 3.  Indemnification against Expenses. To the extent that a-person who is or was a director, officer, employee or agent of’ the Corporation, or a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise with which he is or was serving at the request of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article V, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him in connection therewith.

Section 4.  Determination that Indemnification is Proper. Any indemnification under Sections 1 or 2 of this Article V .(unless ordered by a court) shall be made by the Corporation only upon a determination that indemnification of the person is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections 1 and 2. Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

Section 5.  Reimbursement of Expenses. Expenses incurred by any person who may have a right of indemnification under this Article V in defending. a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the mariner provided by Section 4 of this Article V upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation pursuant to this Article V.

Section 6.  By-Laws not Exclusive. The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which any person may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding his office, except to the extent that such indemnification may be contrary to law. The indemnification provided by this Article V shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.  Insurance. The Corporation may purchase and maintain insurance (and pay the entire premium therefor) on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article V or under the provisions of’ Sections 561 through 565 of the Michigan Business Corporation Act.

Section 8.  Merged and Reorganized Corporations. For the purposes of this Article V, references to the Corporation include all constituent corporations absorbed by the Corporation in a consolidation or merger, so that a person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such. constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article V with respect to the Corporation as he would if he had served the Corporation in the same capacity.

Section 9.  Severability. The invalidity or unenforceability of any provision of- this Article V shall not affect the validity or enforceability of the remaining provisions of this Article V.

ARTICLE VI

Issue, Transfer and Records of Stock

Section 1.  Form, Signature and Registration. The interest of each shareholder in the Corporation shall be evidenced by a certificate or certificates, certifying the number and class of shares represented thereby, in such form as the Board of Directors may from time to time, prescribe in accordance with the laws of the State of Michigan. The certificates of stock of the Corporation shall be signed by or in the name of the Corporation by the Chairman of the Board, Vice Chairman of the Board, President or a Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof and countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe; and to this end the Board of Directors may, from time to time, appoint such transfer agents and registrars of stock of any class within or outside of the State of Michigan as to it may seem expedient; provided that, where such certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee, the signatures of any such Chairman of the Board, Vice Chairman of the Board, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimiles. In case any officer or officers, who shall have signed, or whose facsimile signature or signatures shall have been used on any certificate or certificates, shall cease to be such officer or officers, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued by the Corporation and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 2.  Transfer. Shares of stock of the Corporation may be transferred on the books of the Corporation in the manner prescribed by the laws of the State of Michigan by the holder thereof in person or by his duly authorized attorney upon surrender for cancellation of certificates for the same number of shares of the same class with an assignment and power of attorney duly endorsed or accompanied by proper evidence or succession, assignment or authority to transfer, and such proof of the authenticity of the signature as the Corporation or its agents may reasonably require, and also accompanied by sufficient funds (or appropriate documentary stamps) for Payment of applicable transfer taxes as may be imposed by the federal, state or local governments.

Section 3.  Stock Ledger and Inspection Thereof. The original or duplicate stock ledger, or the stock transfer books, or a list containing the names and addresses of all persons who are shareholders of the Corporation, alphabetically arranged within each class and series, and the number, class .and series of shares of stock held by them respectively, with indication of the dates when they respectively became holders of record thereof, shall at all times be kept at the registered office of the Corporation in the State of Michigan or at the office of its transfer agent within or without the State of Michigan. A compete list of shareholders entitled to vote at a shareholders. meeting, certified by the Secretary or other officer or agent of the Corporation having charge of the stock transfer books for shares of the Corporation, shall be produced and shall be subject to inspection at the time and place where said meeting is to be held for the duration of such meeting: A person who is a shareholder of record of the Corporation, upon at least 10 days written demand, may examine for any proper purpose in person or by agent or attorney, during usual business hours,. such record of shareholders and make extracts therefrom at the places where such records are kept. A holder of a voting trust certificate representing shares of the Corporation is deemed to be a shareholder-for the purpose of this Section 3 of Article VI.

Section 4.  Stolen, Lost or Destroyed Certificates. In case a certificate for shares or fractional shares of capital stock of the Corporation is claimed by the owner of such certificate to have been lost, destroyed or wrongfully taken, the Corporation is obligated to issue a new certificate in place of the original certificate, if the owner so requests before the Corporation has notice that the certificate has been acquired by a bona fide purchaser, and if the owner files with the Corporation a sufficient indemnity bond indemnifying the Corporation and its Transfer Agents and Registrars, if any, in form satisfactory to said Board of Directors and such Transfer Agents. and Registrars, and if the owner satisfies any other reasonable requirements in-posed by the Board of Directors and its Transfer Agents and Registrars, if any, if after the issue of the new certificate a bona fide purchaser of the original certificate presents it for registration of transfer, the Corporation is obligated to register the transfer unless registration would result in over issue, in which event the Corporation’s liability is governed by Section 8104 of Act No. 174 of the Michigan Public Acts of 1962, which is known as the Uniform Commercial Code. In addition to any rights on the indemnity bond furnished by the owner, the corporation may recover the new certificate from the person to whom it was issued or any person taking under him except a bona fide purchaser. Where a certificate for shares of capital stock of the Corporation has been lost, apparently destroyed or wrongfully taken and the owner of such certificate fails to notify the Corporation of that fact within a reasonable time after he has notice of it and the Corporation registers a transfer of the certificate before receiving such a notification, the original owner of the certificate is precluded from asserting against the Corporation any claim for registering the transfer under Section 8404 of said Uniform Commercial Code and is also precluded from asserting any claim against the Corporation for a new certificate pursuant to Section 8405 of said Uniform Commercial Code.

Section 5.  Closing of Stock Transfer Books Record Date. The Board of Directors may close the stock transfer books for a period not less than 10 nor more than 60 days before the date of any meeting of the shareholders or not more than 60 days before the date for the payment of any dividend or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or before any other action, during which time no stock of the Corporation shall be transferred upon the books of the Corporation; provided that, in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not less than 10 nor more than 60 days before the date of any meeting of shareholders or not more than 60 days before the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect or before any other action, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock, or to benefit from any other action, and, in such case, such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment, of such dividend, or to receive such allotment or rights or to exercise such rights, or to benefit from any other action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation or otherwise after any such record date fixed as aforesaid. If a record date is not fixed by the Board of Directors, the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held, but the record date for determining shareholders for any purpose other than with reference to a meeting shall be the close of business on the day on which the resolution of the Board of Directors relating to such other purpose is adopted. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this section, the determination applies to any adjournment of the meeting, unless the Board of Directors fixes a new record date under this section for the adjourned meeting.

ARTICLE VII

Fiscal Year; Seal; Notices

Section 1.  Fiscal Year. The fiscal year of the Corporation shall begin on the lst day of January of each year and shall end on the 31st day of December following.

Section 2.  Corporate Seal. The Board of Directors may provide a suitable corporate seal for use by the Corporation.

Section 3.  Notices. Any notice required by statute or by these By-Laws to be given to the shareholders, to the directors or to any officers of the Corporation, unless otherwise provided herein or in any statute, shall be sufficient if given by depositing the same in a United States post office box or receptacle in a sealed, postpaid wrapper, addressed to such shareholder, director or officer at his last address as the same appears on the records of the Corporation, and such notice shall be deemed to have been given at the time of such mailing.

ARTICLE VIII

Amendments

Section 1.  Amendments. These By-Laws may be altered or repealed or new By-Laws may be adopted in lieu thereof:  (1) by the affirmative vote of a majority of the shares entitled to vote and present or represented at any annual or special meeting of shareholders, if a notice of the proposed alteration, repeal or substitution be contained in the notice of such meeting; or (2) by the affirmative vote of a majority of the Board of Directors then in office at any regular or special meeting of the Board, if a notice of the proposed alteration, repeal or substitution be contained in the notice of such meeting.